Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS THIRD QUARTER 2008 RESULTS

Performance reflects continuing international expansion and specialty product strength

Newport Beach, CA – November 6, 2008 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the third quarter and nine month period ended September 30, 2008.

Fiscal 2008 Third Quarter Financial Highlights – versus Fiscal 2007 Third Quarter

•	Net sales of $67.6 million, an increase of 19%.

•	Net income of $6.0 million represents an 11% improvement.

•	Earnings per diluted share were $0.22, a 10% increase.

Fiscal 2008 Nine Month Financial Highlights – versus Fiscal 2007 Nine Month performance

•	Net sales of $166.5 million, an increase of 13%.

•	Net income of $12.1 million was 8% higher.

•	Earnings per diluted share were $0.44, a 7% improvement.

Eric Wintemute, President and CEO of American Vanguard, stated: “Our third quarter performance reflects continuing strength in our international business and the excellent performance of our non-crop specialty products segment. Sales into most major agricultural end-uses met our internal expectations, and our initiatives to gain a larger position in key market segments and geographic regions are progressing as planned. In response to higher raw material costs, we are raising product prices where feasible to maintain appropriate profitability. In our manufacturing operations, we continue to focus on improving internal efficiencies and increasing capacity utilization by producing a larger share of our own requirements and selectively contract manufacturing products for other parties.”

Among the most important performance highlights:

•

International sales continued to grow in the third quarter, again led by significant sales gains in Mexico. With the opening of a subsidiary operation in Costa Rica, we are pursuing additional opportunities that exist for our products in Central America.

•

Metam soil fumigant products posted substantially larger sales, as market demand increased for pre-winter soil treatments and we expanded our position in the Southeast region, which will be served by our new production facility in Axis, Alabama.

•	New AMVAC offerings, such as Terraclor® fungicides and Orthene® insecticides, contributed to our quarterly performance and helped to expand our participation in several key market segments.

•

Non-crop specialty products business improvement was largely due to a significant increase in our mosquito adulticide Dibrom®, prompted by the strong hurricane activity that impacted the U.S. Gulf Coast states.

Mr. Wintemute concluded, “We are pleased that with our quarterly and nine-month results reflect a broadly-based, steady improvement in our overall business. Solid demand in most of our primary end-use crop markets, continued international expansion in existing and new markets, improved acceptance of our herbicide and insecticide offerings in corn, and additional new products in our non-crop segment should allow us to continue our growth in the coming years. We will remain diligent in cost control, conservative in our investment outlays and collaborative with other industry participants to facilitate expansion of our established market position. We strongly believe that the significant benefits that our products provide for enhancing agricultural productivity, improving crop quality, and impeding resistance development will continue to be in demand and fuel our growth potential.”

Conference Call

Eric Wintemute, President and CEO and David Johnson, CFO, will conduct a conference call focusing on the financial results at 12:00 pm ET / 9:00 am PT on Thursday, November 6, 2008. Interested parties may participate in the call by dialing 706-679-3155 – please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call (conference ID # 70391359). The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in the conference call referenced in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

CONTACT:	-OR-	AVD’S INVESTOR RELATIONS FIRM
American Vanguard Corporation		The Equity Group Inc.
William A. Kuser, Director of Investor Relations		www.theequitygroup.com
(949) 260-1200		Lena Cati
williamk@amvac-chemical.com		Lcati@equityny.com
(212) 836-9611

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

(Unaudited)

	For the three months ended September 30		For the nine months ended September 30
	2008	2007	2008	2007
Net sales	$67,636	$56,641	$166,478	$147,575
Cost of sales	38,850	32,480	96,344	82,770

Gross profit	28,786	24,161	70,134	64,805
Operating expenses	18,111	14,145	47,493	41,621

Operating income	10,675	10,016	22,641	23,184
Interest expense	1,098	1,105	3,345	4,808
Interest income	—	(70)	(75)	(103)
Interest capitalized	(63)	—	(171)	(30)

Income before income taxes	9,640	8,981	19,542	18,509
Income tax expense	3,611	3,534	7,438	7,345

Net income	$6,029	$5,447	$12,104	$11,164

Earnings per common share—basic	$.23	$.21	$.46	$.42

Earnings per common share—assuming dilution	$.22	$.20	$.44	$.41

Weighted average shares outstanding—basic	26,788	26,382	26,596	26,273

Weighted average shares outstanding—assuming dilution	27,580	27,449	27,500	27,355

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

ASSETS

	September 30, 2008	Dec. 31, 2007
	(Unaudited)	(Note)
Current assets:
Cash and cash equivalents	$3,154	$3,201
Receivables:
Trade	66,426	55,925
Other	605	645

	67,031	56,570

Inventories	89,247	63,455
Prepaid expenses	1,617	2,214

Total current assets	161,049	125,440
Property, plant and equipment, net	41,545	36,330
Land held for development	211	211
Intangible assets	92,504	85,318
Other assets	1,212	1,282

	$296,521	$248,581

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	September 30, 2008	Dec. 31, 2007
	(Unaudited)	(Note)
Current liabilities:
Current installments of long-term debt	$4,656	$4,106
Accounts payable	19,750	13,796
Accrued program costs	30,534	24,191
Accrued expenses and other payables	6,531	6,355
Income taxes payable	5,445	1,848

Total current liabilities	66,916	50,296
Long-term debt, excluding current installments	77,275	56,155
Deferred income taxes	3,165	2,391

Total liabilities	147,356	108,842

Commitments and contingent liabilities
Stockholders’ Equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 29,191,206 shares at September 30, 2008 and 28,650,829 shares at December 31, 2007	2,919	2,865
Additional paid-in capital	38,380	36,551
Accumulated other comprehensive income (loss)	(1,970)	64
Retained earnings	112,989	103,004

	152,318	142,484
Less treasury stock, at cost, 2,260,996 shares at September 30, 2008 and 2,226,796 at December 31, 2007	(3,153)	(2,745)

Total stockholders’ equity	149,165	139,739

	$296,521	$248,581

Note: The balance sheet at December 31, 2007 has been derived from the audited financial statements at that date.

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

For The Nine Months Ended September 30, 2008 and 2007

(Unaudited)

Increase (decrease) in cash	2008	2007
Cash flows from operating activities:
Net income	$12,104	$11,164
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,711	7,327
Provision for bad debt expense	100	—
Deferred income tax	774	—
Stock-based compensation expense related to stock options and employee stock purchases	554	581
Changes in assets and liabilities associated with operations:
(Increase) decrease in receivables	(10,561)	14,344
(Increase) decrease in inventories	(25,792)	398
(Increase) decrease in prepaid expenses and other assets	542	(849)
Increase (decrease) in accounts payable	4,317	(662)
Increase in other current liabilities	9,303	13,256

Net cash provided by operating activities	52	45,559

Cash flows from investing activities:
Capital expenditures	(10,345)	(1,887)
Acquisitions of intangible assets	(8,892)	(3,263)
Net decrease in other non-current assets	—	120

Net cash used in investing activities	(19,237)	(5,030)

Cash flows from financing activities:
Net borrowings (payments) under line of credit agreement	23,000	(35,500)
Principal payments on long-term debt	(3,080)	(3,080)
Proceeds from the issuance of common stock from exercise of stock options and sale of stock under ESPP	1,329	2,013
Acquisition of Treasury stock	(408)	—
Payment of cash dividends	(1,323)	(1,047)

Net cash provided by (used in) financing activities	19,518	(37,614)

Net increase in cash	333	2,915
Cash and cash equivalents at beginning of period	3,201	1,844
Effect of unrealized loss from foreign currency contracts	125	—
Effect of exchange rate changes on cash	(505)	237

Cash and cash equivalents as of September 30,	$3,154	$4,996